                             UNIT PURCHASE AGREEMENT


NexMed, Inc.
350 Corporate Boulevard
Robbinsville, New Jersey 08691


Ladies & Gentlemen:

          The undersigned purchaser (the "Purchaser") hereby confirms its agreement with you as follows:

          1. This Unit Purchase Agreement (the "Purchase Agreement") is made by and between NexMed, Inc., a Nevada corporation (the "Company"), and the Purchaser as of the date this Purchase Agreement is accepted by the Company below (the "Effective Date").

          2. This Purchase Agreement is one of a series of unit purchase agreements of the Company relating to the offering (the "Offering") of _______ securities of the Company. In connection with the Offering, the Company's board of directors has authorized the issuance and sale of up to a maximum aggregate number of two million (2,000,000) units (the "Units"). Each Unit consists of ___ shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), and a warrant (the "Warrant") to purchase ____ share of the Company's Common Stock at an exercise price of $_____ per share, such Warrant to be exercisable for a period of 18 months commencing six (6) months after the date of issuance, provided, that, the number of Warrant Shares (as defined below) shall be reduced to the extent that the Purchaser sells shares of Common Stock of the Company issued pursuant to this Purchase Agreement during such six-month period. Each such Warrant is redeemable by the Company at a price of $.001 per Warrant upon notice to record holders if the closing bid price per share of the Common Stock has been at least $_____ per share for each of the twenty (20) consecutive trading days during a period ending on the date of the notice of redemption all as more fully described in this Purchase Agreement, the Warrant and accompanying documents. The minimum aggregate number of Units which must be purchased by all investors in connection with the Offering is 250,000 Units which shall be sold at the Initial Closing (as defined in Annex I).

          3. The Company and the Purchaser agree that the Purchaser will purchase from the Company, and the Company will sell to the Purchaser ____ Units, at a purchase price per Unit of $____ (the "Purchase Price"), pursuant to the Terms and Conditions for Purchase of Units attached hereto as Annex I and incorporated herein by reference as if fully set forth herein.

          4. The Company makes no representation that this Purchase Agreement will be accepted by the Company.

          5. The Purchaser hereby agrees not to engage, directly or indirectly, in any short sale or third party short sales or hold a "put equivalent position" with respect to the Common Stock (as defined in Rule 16a-1 of the Securities Exchange Act of 1934, as amended) of the Company's Common Stock for a twenty
(20) day period prior to and for a one hundred fifty (150) day period following the Closing Date (as defined in Annex I).

          Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.


                                          PURCHASER

                                          ----------------------------------
                                          Print Name

                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------

                                          Address:
                                                  --------------------------

                                          ----------------------------------



ACCEPTED as of August ___, 2000

NEXMED, INC.

By:
   ----------------------------------
Title:
      -------------------------------

                                                                      ANNEX I to
                                                                     EXHIBIT 4.2


                   TERMS AND CONDITIONS FOR PURCHASE OF UNITS


1.        Authorization and Sale of the Units.

          1.1 Authorization of the Units. The Company's board of directors has authorized the issuance and sale of up to two million (2,000,000) units (the "Units"), each Unit consisting of two (2) shares of the Company's Common Stock, par value $.001 per share (the "Common Stock") and a warrant to purchase one (1) share of the Company's Common Stock (the "Warrant") in the form attached hereto as Exhibit 1.1.

          1.2 Sale of Units. Subject to the terms and conditions herein, the Purchaser will purchase the number of Units agreed upon by the Purchaser at the Purchase Price, as set forth in the Unit Purchase Agreement by and between the Company and the Purchaser (the "Purchase Agreement"). The shares of Common Stock sold to Purchaser pursuant to the Purchase Agreement are hereinafter referred to as the "Initial Shares" and the shares of Common Stock arising from the exercise of the Warrant are hereinafter referred to as the "Warrant Shares." The Initial Shares, the Warrant and the Warrant Shares are hereinafter collectively referred to as the "Securities."

          2.  Closing Date.

          2.1 Closing Date. The closing of the purchase and sale of the Units in the Offering hereunder (the "Closing") shall be held at the offices of Bondy & Schloss LLP, 6 East 43rd Street, New York, New York 10017, at 9:00 a.m. New York time, on _______, 2000 or at such other time within five (5) business days thereof as the Company may select. The date of the Closing of the purchase or sale of Units in connection with the Offering is hereinafter referred to as the "Closing Date." As of the Closing Date, the Company shall prepare a certificate or certificates registered in the name of the Purchaser representing the Initial Shares to be purchased by the Purchaser under the Purchase Agreement, and the Purchaser shall send to the Company a wire transfer (in accordance with the instructions set forth on Exhibit 2.1(a) hereto) in immediately available funds in the amount of the purchase price of the Units to be purchased by the Purchaser. Funds received prior to the Closing Date will not bear interest.

          2.2 Warrant Issuance. The Company will issue a Warrant to purchase one
(1) share of the Company's Common Stock at a per share exercise price of $_____ to the Purchaser as part of each Unit purchased by the Purchaser at the Closing. The Warrant will be issued as of the Closing and the Company shall deliver the Warrant Certificate to the Purchaser as promptly as practicable after the Closing Date; provided, however, that the Purchaser may not exercise the Warrant until six (6) months after the Closing Date (the "Warrant Determination Date"). The number of Warrant Shares will be reduced by any sales of Initial Shares (including short sales and sales or purchases of derivative securities against such Initial Shares) by the Purchaser from the Closing Date until the Warrant Determination Date. The Company may request an affidavit and other reasonable supporting materials as to the foregoing from any Purchaser prior to issuance of the Warrant Shares. The Warrant is redeemable by the Company at a price of $.001 per Warrant upon notice to record holders if the closing bid price per share of the Common Stock has been at least $____ for each of the twenty (20) consecutive trading days during a period ending on the date of the notice of redemption.

          3. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as of the Closing Date as follows:

          3.1 Organization and Good Standing. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full corporate power and corporate authority to own, lease and operate its properties and conduct its businesses as described in the SEC Documents (as defined below); each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of properties or the conduct of its business as presently conducted require such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, or business of the Company and its subsidiaries taken as a whole.

          3.2 Corporate Power; Authorization. The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver the Purchase Agreement, to sell and issue the Securities and to carry out and perform all of its obligations hereunder. The Purchase Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by equitable principles generally and (iii) rights to indemnification hereunder may be limited by applicable law.

          3.3 Validity of Securities. The Company has full corporate power and lawful authority to sell the Units on the terms and conditions contemplated herein, and when so sold against payment therefor as provided herein, the Initial Shares, the Warrants and, when issued, the Warrant Shares, will be validly authorized and issued, fully paid and nonassessable. The issuance and delivery of each of the Initial Shares, the Warrants and the Warrant Shares is not subject to preemptive or any similar rights of the stockholders of the Company or any liens or encumbrances arising through the Company.

          3.4 SEC Documents; Financial Statements. The Company's Annual Report on Forms 10-KSB for the fiscal year ended December 31, 1999 and the Company's Quarterly Report on Forms 10-QSB for the quarterly period ended March 31, 2000, (the "SEC Documents") as filed by the Company with the Securities and Exchange Commission (the "Commission") have been made available to the Purchaser. The SEC Documents conform in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules, regulations and instructions of the Commission thereunder. The SEC Documents did not as of their dates contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. Except as may be indicated in the notes to the Financial Statements, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present, in all material respects, the consolidated financial position of the Company and its subsidiaries at the dates thereof and the consolidated results of their operations, stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

          3.5 Subsequent Events. Since March 31, 2000, (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, contingent or otherwise, that are material in the aggregate to the Company and its subsidiaries, taken as a whole, except in the ordinary course of business, and (ii) there has been no material adverse change in the condition (financial or otherwise), earnings, operations, business of the Company and its subsidiaries, taken as a whole, as presently conducted.

          3.6 Legal Proceedings. Except as set forth in the SEC Documents, there are no material legal proceedings pending, or to the knowledge of the Company threatened, to which the Company or any subsidiary is a party or to which property of the Company or any subsidiary is subject.

          3.7 Government Approval. Subject to compliance with the provisions of applicable securities laws of state or foreign jurisdictions, no other approval of any public body (state or federal) is or will on the Closing Date be necessary in connection with the offer, issue and sale of the Initial Shares and the Warrants as contemplated herein.

          3.8 No Breach. The consummation of the transactions contemplated in the Purchase Agreement and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, the Company's Certificate of Incorporation, the Company's by-laws, or any material indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound.

          3.9 Licenses and Consents. To the knowledge of the Company, each of the Company and its subsidiaries is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect, except to the extent that the failure to have or be in compliance with such would not have a material adverse effect on the Company's business or results from operations.

          3.10 Outstanding Stock. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; all issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

          3.11 Intellectual Property. Except as set forth in the SEC Documents, to the knowledge of the Company, each of the Company and its subsidiaries owns or possesses adequate rights to use all material patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are described in the SEC Documents; except as set forth in the SEC Documents, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company and its subsidiaries, taken as a whole, as presently conducted; and, except as set forth in the SEC Documents, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with the asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, or business of the Company and its subsidiaries, taken as a whole, as presently conducted.

          3.12 Common Stock Registration. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the Nasdaq SmallCap Market and the Company has taken no action designed to, or, to the Company's knowledge, likely to, have the effect of terminating the registration of the Common Stock under the Exchange Act or removing the Common Stock from quotation on the Nasdaq SmallCap Market nor has the Company received notification that the Commission or the Nasdaq Stock Market, Inc. is contemplating terminating such registration or quotation.

          3.13 Private Placement. The Company has not taken any action inconsistent with the treatment of the sale of the Units pursuant to the Purchase Agreement as a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") pursuant to the provisions of Section 4(2) thereof and Regulation D thereunder. Assuming the accuracy of the Purchaser's representations and warranties in the Purchase Agreement and the compliance by the Purchaser with all of its covenants and agreements, the offer, sale, and issuance by the Company of the Units to the Purchaser as contemplated herein constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

          4. Representations and Warranties of the Purchaser; Access to Information; Independent Investigation. The Purchaser hereby represents and warrants to the Company as follows:

          4.1 Investment Intent. The Purchaser is purchasing the Units for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act. The Purchaser understands that the Securities have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein.

          4.2 Investment Experience. The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act and was not organized for the specific purpose of acquiring the Units. The Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Units. The Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities.

          4.3 Authorization. This Purchase Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

          4.4 Compliance with Securities Laws and Regulations. All subsequent offers and sales of the Securities by the Purchaser shall be made pursuant to an effective registration statement under the Securities Act and qualification under the applicable state securities laws or pursuant to exemptions from registration and qualification.

          4.5 Reliance by Company. The Purchaser understands that the Units are being offered and sold to it in reliance on specific exemptions from the registration and qualification requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

          4.6 No Government Approval. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Units.

          4.7 No Legal, Tax or Investment Advice. The Purchaser understands that nothing in the Purchase Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Units.

          4.8 Access to Information. The Purchaser acknowledges that it has had the opportunity to ask questions, to receive answers concerning the terms and conditions of the Offering from the Company and to obtain any additional information from the Company that the Company possesses or can acquire without unreasonable effort or expense regarding the Offering, including, without limitation, information relating to the engagement of Americal Securities, Inc. as placement agent for a portion of the Offering pursuant to that certain fee engagement letter agreement, dated April 7, 2000, which sets forth the cash fees, warrants and other arrangements in connection with the Offering. In addition, the Purchaser acknowledges that no private placement memorandum or similar document has been prepared in connection with the Offering and the Company has not made any representations or warranties other than as specifically set forth herein.

          4.9 Individual Investor. If Purchaser is a natural person, Purchaser makes the additional representations and warranties set forth on Exhibit 4.9 attached hereto

          4.10 Use of Proceeds. The Purchaser acknowledges and understands that as set forth in the Form 10-QSB for the three months ended March 31, 2000, the Company's current burn rate for its general corporate overhead is $400,000 per month. Assuming the sale of all of the Units being offered hereunder, the Company expects, with its current cash reserves, to have sufficient resources to fund its overhead expenses, conduct the Phase III clinical studies on the Alprox-TD cream for treating male erectile dysfunction (estimated at $15 million) and on the Femprox cream for treating female sexual arousal disorder (estimated at $17 million), and acquire a manufacturing facility for the Alprox-TD and Femprox products (estimated at $4 million). In the event that less than the full number of Units being offered are sold, it will be necessary for the Company to raise additional capital before it will be able to complete one or more of the above studies.

          4.11 Risk and Suitability. The Purchaser acknowledges and realizes that Purchaser's purchase of the Securities involves a high degree of risk. The Purchaser represents that it has read and evaluated the discussion under the heading "Risk Factors" contained in the Company's annual report on Form 10-KSB for the year ended December 31, 1999. In addition, the Purchaser has such knowledge and experience in business and financial matters, including, without limitation, investment in technology companies, as will enable Purchaser to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision. The Purchaser understands that the Company anticipates, based on currently proposed plans and assumptions relating to its operations, that the proceeds of this Offering will provide sufficient working capital to meet the Company's needs for the next 3 to 12 months (depending on the number of Units sold). In the event that the Company's plans change or its assumptions change or prove to be inaccurate (due to unanticipated expenses, delays, problems, difficulties or otherwise), the Company would be required to seek additional financing sooner than anticipated. The Company has no current arrangements with respect to, or sources of, additional financing, and it is not anticipated that existing stockholders will provide any portion of the Company's future financing requirements. There can be no assurance that the Company will achieve cash flow from operations sufficient to satisfy its working capital requirements, or at all, or that additional financing will be available to the Company on commercially reasonable terms, or at all.

          5.  Restrictions on Transfer, Information and Registration Rights.

          5.1 Restrictions on Transferability. The Securities shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom, or in the absence of compliance with any term of the Purchase Agreement. Without limiting the foregoing, (i) the Securities may be offered, resold, pledged or otherwise transferred only (A) in a transaction meeting the requirements of Rule 144 under the Securities Act ("Rule 144"), or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel satisfactory to the Company) or (B) pursuant to an effective registration statement under the Securities Act, in each case in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction. The Company shall be entitled to give stop transfer instructions to the transfer agent with respect to the Securities in order to enforce the foregoing restrictions.

          5.2 Restrictive Legends. Each certificate representing any of the Securities shall bear substantially the following legend (in addition to any legends required under applicable securities laws).

          In the Case of All Securities:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF HOLDERS THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS, AND THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING ANY FUTURE HOLDERS) IS BOUND BY THE TERMS OF A UNIT PURCHASE AGREEMENT BETWEEN THE ORIGINAL PURCHASER AND THE COMPANY (COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY)

          5.3 Registration on Form S-3.

              5.3.1 Filing of Registration Statement. The Company shall use its best efforts to secure effectiveness of, as soon as practicable, and shall file no later than sixty (60) days after the Closing Date (unless such registration is not permitted under the applicable rules and regulations of the Commission), a registration statement on Form S-3 (the "Registration Statement") with the Commission under the Securities Act to register the resale of the Initial Shares and Warrant Shares (the "Registrable Securities"); provided however, that in the event the Company fails (due to an action or inaction of the Company) to be eligible to file a registration statement on Form S-3, the Company shall file a registration statement on Form S-1 or SB-2, as applicable.

              5.3.2 Registration Expenses. The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and each holder of Registrable Securities (the "Holders") shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by such Holder. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Registrable Securities and all fees and disbursements of counsel for any Holder.

              5.3.3 Additional Company Obligations. In the case of any registration effected by the Company pursuant to these registration provisions, the Company will take any and all actions necessary to: (i) keep such registration effective until two years after the Closing Date (or such earlier date as all of the Registrable Securities have been sold or may be sold under Rule 144); (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities;
(iii) furnish such reasonable number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request; (iv) cause all such Registrable Securities registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted; (v) provide a transfer agent and registrar for all Registrable Securities registered pursuant to the Registration Statement and a CUSIP number for all such Registrable Securities; (vi) make reasonable efforts to comply with all applicable rules and regulations of the Commission; and (vii) file the documents required of the Company and otherwise use its best efforts to maintain requisite blue sky clearance in (A) all jurisdictions in which any of the Registrable Securities are originally sold and (B) all other states specified in writing by a Holder as may reasonably be required to sell such Holder's Registrable Securities, provided as to clause (B), however, that the Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

              5.3.4 Information. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance described herein. Such Holder shall represent that such information is true and complete.

              5.3.5 The Company shall furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser(s) of such shares, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

          5.4 Indemnification and Contribution.

              5.4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Holder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement, on the effective date thereof; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damages or liability arises out of, or is based upon (i) an untrue statement or alleged untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use in preparation of the Registration Statement or (ii) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder, and the Company will, as incurred, reimburse any Holder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

              5.4.2 Indemnification by Holder. Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use in preparation of the Registration Statement, provided, however, that no Holder shall be liable in any such case for (i) any untrue statement included in any Prospectus which statement has been corrected, in writing, by such Holder and delivered to the Company at least three business days before the sale from which such loss occurred or (ii) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder, and each Holder, severally and not jointly, will, as incurred, reimburse the Company for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

              5.4.3 Indemnification Procedures. Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it might have under the Purchase Agreement unless such indemnifying party is materially prejudiced by such failure. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable opinion of counsel for the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that in the case of the immediately preceding proviso the indemnifying person shall not be responsible for the legal expenses of more than one counsel for all indemnified persons.

              5.4.4 Contribution in Lieu of Indemnity. If the indemnification provided for in this Section 5.4 is unavailable to or insufficient to hold harmless an indemnified party under Section 5.4.1 or 5.4.2 above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations based on the relative fault of the parties. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or Omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section
5.4.4 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 5.4.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 5.4.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.4.4, no Holder shall be required to contribute any amount in excess of the net amount received by the Holder from the sale of the Registrable

Securities to which such loss relates. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 5.4.4 to contribute are several in proportion to their respective sales of Registrable Securities to which such loss relates and not joint.

          5.5 Reports Under the Exchange Act. With a view to make available to the Purchaser or Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Purchaser or a Holder to sell Securities to the public without registration or pursuant to a registration on Form S-3, the Company will take any and all action necessary to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Closing; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (iii) furnish to any Purchaser or Holder, so long as the Purchaser or Holder owns any Securities forthwith upon request, (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail any Purchaser or Holder of any rule or regulation of the SEC that permits the selling of any such Securities without registration or pursuant to such Form S-3.

          6.  Miscellaneous.

              6.1 Waivers and Amendments. With the written consent of the Company and the record holders of more than fifty percent (50%) of the Securities (on a converted-to-Common Stock basis) then outstanding that have not previously been sold in a public offering, the terms of the Purchase Agreement may be waived or amended.

              6.2 Governing Law. This Purchase Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflicts of laws principles. The Company and the Purchaser agree to consent to the exclusive jurisdiction of the United States District Court in New York and the Supreme Court of the State of New York, New York County, to determine any dispute that may arise under this Purchase Agreement or which concerns the Securities. The Purchaser further waives any objection to venue in such State and any objection to an action or proceeding in such State on the basis of a non-convenient forum. THE PURCHASER AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OR ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS PURCHASE AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

              6.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Company or the Purchaser and the Closing.

              6.4 Successors and Assigns. Subject to Section 5, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto (specifically including successors in interest to the Securities).

              6.5 Entire Agreement. The Purchase Agreement (including all Exhibits thereto) constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

              6.6 Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by facsimile, or nationally recognized overnight delivery service, addressed (a) if to the Purchaser, at the address set forth on the signature page hereof or at such other address as the Purchaser shall have furnished the Company in writing, or (b) if to the Company, at its address set forth at the beginning of the Purchase Agreement, or at such other address as the Company shall have furnished to the Purchaser in writing.

              6.7 Severability. If any provision of the Purchase Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

              6.8 Titles and Subtitles. The titles of the paragraphs and subparagraphs of the Purchase Agreement are for convenience of reference and shall not, by themselves, determine the construction of the Purchase Agreement.


              6.9 Counterparts. The Purchase Agreement may be executed in any number of counterparts, each of which be an original, but all of which together shall constitute one instrument.

                                                                  EXHIBIT 1.1 to
                                                                     EXHIBIT 4.2

Warrant No. ____________


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF HOLDERS THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS, AND THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING ANY FUTURE HOLDERS) IS BOUND BY THE TERMS OF A UNIT PURCHASE AGREEMENT BETWEEN THE ORIGINAL PURCHASER AND THE COMPANY (COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY).


                      REDEEMABLE WARRANT TO PURCHASE SHARES
                         OF COMMON STOCK OF NEXMED, INC.

         This certifies that _______________________________________ (the
"Holder"), for value received is entitled to purchase from NexMed, Inc., a Nevada corporation (the "Company"), ___________ (________) fully paid and nonassessable shares of the Company's Common Stock, par value $.001 per share (the "Warrant Shares") at a price of $_____ per share (the "Stock Purchase Price") at any time or from time to time on or after the Commencement Date (as defined below) up to and including 5:00 p.m. (Eastern time) on the Expiration Date (as defined below), upon surrender to the Company at its principal office at 350 Corporate Boulevard, Robbinsville, New Jersey 08691 (or at such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment by cash, cashier's check or wire transfer of immediately available funds of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof, such exercise to be conditioned upon the accuracy of all representations and warranties contained in such Form of Subscription. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant. "Commencement Date" means date which is six (6) months after the date of issuance of this Warrant and "Expiration Date" means the earlier of (i) 18 months from the date hereof, (ii) the occurrence of an event, the proposal of which is described in subsection (d) of Section 3.4 which causes termination of this Warrant under Section 3.4, or
(iii) on the date specified in the Notice of Redemption (as defined below) pursuant to Section 7. This Warrant is issued pursuant to the Unit Purchase Agreement between the Company and Holder dated as of the date hereof (the "Purchase Agreement").

          This Warrant is subject to the following terms and conditions:

          1. Exercise; Issuance of Certificates: Payment for Shares. This Warrant is exercisable at the option of Holder at any time or from time to time on or after the Commencement Date and prior to or on the Expiration Date for all or a portion of the shares of Warrant Shares which may be purchased hereunder. The

Company agrees that the shares of Warrant Shares purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Subject to the provisions of
Section 2, certificates for the shares of Warrant Shares so purchased, together with any other securities or property to which Holder is entitled upon such exercise, shall be delivered to Holder by the Company's transfer agent at the Company's expense within a reasonable time after this Warrant has been exercised. Each stock certificate so delivered shall be in such denominations of Warrant Shares as may be requested by Holder and shall be registered in the name of Holder or such other name as shall be designated by Holder, subject to the limitations contained in Section 2. If, upon exercise of this Warrant, fewer than all of the shares of Warrant Shares evidenced by this Warrant are purchased prior to the date of expiration of this Warrant, one or more new warrants substantially in the form of, and on the terms in, this Warrant will be issued for the remaining number of shares of Warrant Shares not purchased upon exercise of this Warrant.

          2. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will use its best efforts to at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of this Warrant, a sufficient number of shares of authorized but unissued Common Stock. When and as required to provide for the exercise of the rights represented by this Warrant, the Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange or automated quotation system upon which the Common Stock may be listed.

          3. Adjustment of Stock Purchase Price; Number of Shares. The Stock Purchase Price and the number of shares of Warrant Shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

             3.1 Adjustment of Purchase Price. In the event that the Company at any time or from time to time after the issuance of this Warrant shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Stock Purchase Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock. Upon each adjustment of the Stock Purchase Price pursuant to this Section 3.1, the holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

             3.2 Adjustments for Reclassification and Reorganization. If the Common Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 3.1), the Stock Purchase Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that this Warrant shall represent the right to purchase, in lieu of the number of shares of Common Stock which this Warrant would otherwise represent the right to purchase, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock which this Warrant would have otherwise entitled the holder to purchase immediately before that change.

             3.3 Notice of Adjustment. Upon any adjustment of the Stock Purchase Price or any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this Warrant, the Company shall within five business days give written notice thereof, by first class mail, postage prepaid (or by international delivery service, for international addresses), addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

             3.4 Other Notices. If at any time:

                 (a) the Company shall propose to declare any cash dividend upon its Common Stock;

                 (b) the Company shall propose to declare or make any dividend or other distribution to the holders of its Common Stock, whether in cash, property or other securities;

                 (c) the Company shall propose to effect any reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with or into another corporation or any sale, lease or conveyance of all or substantially all of the property of the Company; or

                 (d) the Company shall propose to effect a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by certified or registered mail, postage prepaid, or international delivery service for international deliveries, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, (i) at least fifteen (15) business days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or distribution or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding-up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding-up, at least fifteen (15) business days' written notice of, the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend or distribution, the record date for such dividend or distribution, if after the Commencement Date. Any notice given in accordance with clause (ii) above shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation/merger, sale, lease, conveyance, dissolution, liquidation or winding-up, as the case may be and in connection with the occurrence of an event described in clause (d) above such notice shall specify the anticipated net equity value that will accrue to Common Stock holders so that the Holder can make an informed decision whether or not to exercise this Warrant. In the event that the Holder of the Warrant does not exercise this Warrant prior to the occurrence of an event described in clause (a) or (b) above, the Holder shall not be entitled to receive the benefits accruing to existing holders of the Common Stock in such event. Upon the occurrence of an event described in clause (c), the Holder shall be entitled thereafter, upon payment of the Stock Purchase Price in effect immediately prior to such action, to receive upon exercise of this Warrant the class and number of shares which the Holder would have been entitled to receive after the occurrence of such event had this Warrant been exercised immediately prior to such event. In connection with the transactions described in clause (c), the Company will require each person (other than the Company) that may be required to deliver any cash, stock, securities or other property upon the exercise of this Warrant as provided herein to assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant (x) the obligations of the Company under this Warrant and (y) the obligation to deliver to such Holder such cash, stock, securities or other property as such Holder may be entitled to receive in accordance with the provisions of this Section 3. Upon the occurrence of an event the proposal of which is described in clause (d), this Warrant shall terminate. Notwithstanding any other provision hereof, no Holder shall have the right to obtain an injunction or restraining order or otherwise interfere with or prevent the occurrence of any of the actions described in (a) - (d) above.

             3.5 Adjustment of Number of Warrant Shares. The number of Warrant Shares purchasable hereunder shall be reduced on a one-for-one basis by the number of shares of the Company's Common Stock issued to the Holder pursuant to the Purchase Agreement and sold directly or indirectly, (including, without limitation, any short sale, third party short sales or holdings of a "put equivalent position" (as defined in Rule 16a-1 of the Securities Exchange Act of 1934, or amended)), from the date hereof until the Commencement Date. Upon request by the Company, the Holder shall provide the Company with an affidavit and other reasonable supporting materials as to the foregoing prior to issuance of the Warrant Shares.

          4. Issue Tax. The issuance of certificates for the Warrant Shares upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

          5. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company. Except for the adjustment to the Stock Purchase Price pursuant to Section 3.2 in the event of a dividend on the Common Stock payable in shares of Common Stock, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of the Company whether such liability is asserted by the Company or by its creditors.

          6. Restrictions on Transferability of Securities: Compliance With Securities Act.

             6.1 Restrictions on Transferability. The Warrant and the Warrant Shares (collectively, the "Securities") shall not be transferable except upon the conditions specified in the Purchase Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act and applicable "blue sky" law.

             6.2 Restrictive Legend. Each certificate representing the Securities or any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of the Purchase Agreement) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws)

         In the Case of Warrant and Warrant Shares:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND THE QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF HOLDERS THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS, AND THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING ANY FUTURE HOLDERS) IS BOUND BY THE TERMS OF A UNIT PURCHASE AGREEMENT BETWEEN THE ORIGINAL PURCHASER AND THE COMPANY (COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY).

             6.3 Exchange of Warrant. Subject to the terms and conditions hereof, including the restrictions on transfer in this Section 6 and in the Purchase Agreement, upon surrender of this Warrant to the Company with a duly executed Assignment Form in the form attached hereto and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants of like tenor in the name of the assignee named in such Assignment Form and this Warrant shall promptly be canceled. The term "Warrant" as used herein shall be deemed to include any Warrants issued in exchange for this Warrant.

             6.4 Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in Section 6.3.

          7. Redemption. This Warrant may be redeemed at the option of the Company at a redemption price of $.001, as adjusted pursuant to Section 3 (the "Redemption Price"), per Warrant at any time after the date hereof provided that
(i) the closing bid price of the Common Stock as reported by the Nasdaq SmallCap(SM) market or (ii) the closing sale price, if the Common Stock is then traded on Nasdaq/NMS or a national securities exchange, provided that such exchange or market is the primary trading market for the Company, shall have equaled or exceeded $____ per share (subject to adjustment in the event of any stock splits or other events as described in Section 3.1 or 3.2 above) for each of twenty (20) consecutive trading days during a period ending within five (5) days prior to Redemption Notice Date (as defined below), provided, that any time after the Redemption Notice Date (as defined below) and prior to the Redemption Date (as defined below) the Holder may exercise this Warrant, provided, further, in the event that the Redemption Notice Date is prior to six (6) months after the date hereof, the Commencement Date shall be deemed to be the Redemption Notice Date and notwithstanding anything herein or in the Purchase Agreement to the contrary, after such date the Holder may exercise this Warrant at any time prior to the Redemption Date. The Company shall provide written notice of redemption which shall specify the Redemption Date (the "Notice of Redemption") to the Holder not later than five (5) days after the election of the Company to redeem this Warrant pursuant to this Section 7. On and after the date fixed for redemption (the "Redemption Date") which shall be no less than thirty (30) days after the date that the Notice of Redemption is sent to the Holder (the "Redemption Notice Date") the Holder shall have no rights with respect to this Warrant except to receive the Redemption Price upon surrender of this Warrant Certificate.

          8. Modification and Waiver. Except as otherwise provided herein, this Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

          9. Notices. Except as otherwise provided, herein, any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by United States certified or registered mail, postage prepaid, (or international delivery service for international deliveries) to Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

         10. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflicts of laws principles. The Holder hereby agrees to consent to the exclusive jurisdiction of the United States District Court in New York and the Supreme Court of the State of New York, New York County, to determine any dispute that may arise under this Warrant or which concerns the Warrant Shares. The Holder further waives any objection to venue in such State and any objection to an action or proceeding in such State on the basis of a non-convenient forum. THE HOLDER AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OR ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WARRANT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

          11. Lost Warrants or Stock Certificates. The Company represents and warrants to Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity and, if requested, bond reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

          12. Amendment. This Warrant is one of a series of warrants (the "Warrant Series") to purchase, in the aggregate, up to two million (2,000,000) shares of the Company's Common Stock. This Warrant maybe amended only with the written approval of the Company and (i) the Holder of this Warrant or (ii) the holders of a majority of the warrants in the Warrant Series; provided, however, that any amendment effected pursuant to (ii) above shall be made in the same manner to all warrants in the Warrant Series.

          13. Binding Effect; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Holder and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Holder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

          14. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the market price of the Common Stock, which shall be, on any date, the closing price for the Common Stock or the closing bid if no sales were reported, as quoted on the exchange or market that is the primary trading market for the Company.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers, thereunto duly authorized this _____ day of August, 2000.



                                                      NexMed, Inc.



                                                      By:
                                                         ----------------------
                                                         Name:
                                                         Title:

                              FORM OF SUBSCRIPTION

                  (To be signed only upon exercise of Warrant)

To:      NexMed, Inc.

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise such Warrant for, and to purchase thereunder, ______________ (__________________) shares of common stock (the "Common Stock") of NexMed, Inc. (the "Company"), and herewith makes payment in the amount of $_______ therefore. The certificates for such shares should be issued in the name of, and delivered to, __________________ whose address is __________________.

         The undersigned represents, unless the exercise of this Warrant has been registered under the Securities Act of 1933, as amended (the "Securities Act"), that (i) the undersigned is acquiring such Common Stock for his, her or its own account for investment and not with a view to or for sale in connection with any distribution thereof (except for any resale pursuant to a registration statement under the Securities Act), (ii) the undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned's investment in the shares of Common Stock,
(iii) the undersigned has received all of the information the undersigned requested from the Company and the undersigned considers necessary or appropriate for deciding whether to purchase the shares, (iv) the undersigned has the ability to bear the economic risks of the undersigned's prospective investment and (v) the undersigned is able, without materially impairing his, her or its financial condition, to hold the shares of Common Stock for an indefinite period of time and to suffer complete loss on the undersigned's investment.

         The undersigned is an "accredited investor" as defined in Regulation D of the Securities and Exchange Commission on the date hereof.

Dated:
      -------------------


                                      ------------------------------------------
                                      (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                                      ------------------------------------------

                                      ------------------------------------------
                                      (Address)

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.


                                 ASSIGNMENT FORM

               (To be executed only upon transfer of this Warrant)

          For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto __________________ (the "Assignee") the right represented by such Warrant to purchase ___________ Warrant Shares and all other rights of the Holder with respect thereto under the within Warrant, and appoints ________________ as Attorney to make such transfer on the books of NexMed, Inc. maintained for such purpose, with full power of substitution in the premises.

          The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale.


Dated:
       ----------------


                                            Signature
                                                      -------------------------

                                                      -------------------------
                                                             (Print Name)

                                                      -------------------------
                                                           (Street Address)

                                                      -------------------------
                                                      (City)  (State) (Zip Code)

                                                              EXHIBIT 2.1(a) to
                                                                    EXHIBIT 4.2


                           WIRE TRANSFER INSTRUCTIONS:


Bank Name:         First Union National Bank

Bank ABA Number:   031201467

Bank Address:      194 Nassau Street, Princeton, NJ 08540, USA
                   Tel: 1-609-921-6000; Fax: 1-609-921-1813

Account Name:      NEXMED (USA), INC.
(Beneficiary)      350 Corporate Boulevard
                   Robbinsville, NJ 08691, USA
                   Tel: 1-609-208-9688; Fax: 1-609-208-1868

Account Number:    20-142-024-1868-8

                                                                  EXHIBIT 4.9 to
                                                                     EXHIBIT 4.2

                       INVESTMENT REPRESENTATION STATEMENT

          1. Information Concerning the Company. The Purchaser represents and warrants that the Purchaser has been provided with such information concerning the Company that the Purchaser deems necessary and appropriate to enable the Purchaser to evaluate the financial risk inherent in making an investment in the Securities. The Purchaser further acknowledges that the Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

          2. Economic Risk and Suitability. The Purchaser represents and warrants as follows:

             2.1 The Purchaser realizes that the Purchaser's purchase of the Securities involves a high degree of risk and will be a highly speculative investment and that the Purchaser is able, without impairing the Purchaser's financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Purchaser's investment.

             2.2 The Purchaser has carefully considered and has, to the extent the Purchaser believes such discussions necessary, discussed with the Purchaser's professional, legal, tax and financial advisors the suitability of an investment in the Securities for the particular legal, tax and financial situation of the Purchaser and that the Purchaser and/or the Purchaser's advisors have determined that the Securities are a suitable investment for the Purchaser.

             2.3 The Purchaser has such knowledge and experience in business and financial matters as will enable the Purchaser to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision.

             2.4 The Purchaser has carefully read this Agreement and the Company has made available to the Purchaser or the Purchaser's advisors all information and documents requested by the Purchaser relating to investment in the Securities, and has provided answers to the Purchaser's satisfaction to all of the Purchaser's questions concerning the Company and the Securities to be acquired.

             2.5 The Purchaser understands that neither the Company nor any of its officers/directors, has any obligation to register the Securities under any federal or state securities act or law except as otherwise expressly set forth in Section 5 of the Purchase Agreement.

             2.6 All information that the Purchaser has provided concerning himself or herself, his or her financial position and (each of) his or her representative(s), if any, is correct and complete as of the date set forth below, and if there should be any material change in such information, the Purchaser will provide such information to the Company as soon as practicable thereafter.

             2.7 The Purchaser understands that the Company is relying on the truth and accuracy of the declarations, representations, warranties and agreements made by the Purchaser to the Company herein in transferring the Securities to the Purchaser.

             2.8 The Purchaser confirms that the Purchaser has received no general solicitation or general advertisement and has attended no seminar or meeting (whose attendees have been invited by any general solicitation or general advertisement) and has received no advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast or television or radio regarding the Offering.

          3. Status of Purchaser. The Purchaser represents and warrants that the Purchaser is an "Accredited Investor", as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended, because the Purchaser is either:

             (a) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his/her purchase, exceeds $1 million; or

             (b) A natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

          4. Residency. The undersigned is a bona fide resident of ____________.